SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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Lindsay Corporation
(Name of Registrant as Specified in its Charter)

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LINDSAY CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

January 29, 2007

The Annual Meeting of Stockholders of Lindsay Corporation (f/k/a Lindsay Manufacturing Co., the ”Company”) will be held at the Company’s corporate office, 2707 North 108th Street, Suite 102, Omaha, Nebraska, on Monday, January 29, 2007, at 8:30 a.m., Central Standard Time, for the following purposes:

(1)	To elect three (3) directors who shall have terms ending in 2010.
(2)	To ratify the appointment of KPMG LLP as the independent auditor for the Company for the fiscal year ending August 31, 2007.
(3)	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Enclosed herewith is a Proxy Statement setting forth information with respect to the election of directors and the ratification of the appointment of independent auditors.

Only stockholders holding shares of Common Stock of record at the close of business on December 5, 2006 are entitled to notice of, and to vote, at the meeting.

Stockholders, whether or not they expect to be present at the Annual Meeting, are requested to sign and date the enclosed proxy which is solicited on behalf of the Board of Directors and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

By Order of the Board of Directors /s/ DAVID B. DOWNING
David B. Downing, Secretary

Omaha, Nebraska

December 22, 2006

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION FOR PROXIES TO ENSURE A QUORUM AT THE ANNUAL MEETING.

Lindsay Corporation

2707 North 108th Street, Suite 102

Omaha, Nebraska 68164

PROXY STATEMENT

for

ANNUAL MEETING OF STOCKHOLDERS

of

COMMON STOCK

This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Lindsay Corporation (f/k/a Lindsay Manufacturing Co., the “Company”) to be held on Monday, January 29, 2007 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The principal executive offices of the Company are at 2707 North 108th Street, Suite 102, Omaha, Nebraska 68164. This Proxy Statement and the proxy cards are first being mailed to stockholders on or about December 27, 2006.

Only holders of Common Stock of record at the close of business on December 5, 2006 are entitled to vote at the Annual Meeting. At the record date, there were 11,629,703 shares of Common Stock which were issued and outstanding. Each share of Common Stock is entitled to one vote upon each matter to be voted on at the Annual Meeting. Stockholders do not have the right to cumulate votes in the election of directors.

The accompanying proxy is solicited on behalf of the Board of Directors of the Company and is revocable at any time before it is exercised by written notice of termination given to the Secretary of the Company or by filing with him a later-dated proxy. Furthermore, stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person. All shares of the Company’s Common Stock represented by properly executed and unrevoked proxies will be voted by the Board of Directors of the Company in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted “FOR” each of the proposals set forth in this Proxy Statement for consideration at the Annual Meeting. Shares of Common Stock entitled to vote and represented by properly executed, returned and unrevoked proxies will be considered present at the meeting for purposes of determining a quorum, including shares with respect to which votes are withheld, abstentions are cast or there are broker nonvotes.

Voting Securities and Beneficial Ownership

Thereof by Principal Stockholders,

Directors and Officers

The following table sets forth, as of December 5, 2006, the beneficial ownership of the Company’s Common Stock by each director, by each nominee to become a director, by each of the executive officers named in the Summary Compensation Table, and by all present executive officers and directors of the Company as a group. The shares beneficially owned by executive officers and directors of the Company include approximately 1.6% of the total shares outstanding on the record date and entitled to vote at the Annual Meeting. The Board of Directors believes that all of these shares will be present at the Annual Meeting and will be voted “FOR” each proposal being considered at the Annual Meeting. In addition, executive officers and directors are deemed to beneficially own shares which they may acquire upon the exercise of vested stock options or options that will vest within 60 days of the record date. These shares are not outstanding and may not be voted at the Annual Meeting. The following table also sets forth the beneficial ownership of the Company’s Common Stock by each other person believed by the Company to beneficially own more than 5% of the outstanding shares of the Company’s Common Stock:

Name	Number of Shares Beneficially Owned(1)	Percent of Class
Directors and Executive Officers
Howard G. Buffett, Director	50,420 (2)	*
Michael N. Christodolou, Director and Chairman of the Board	46,152 (2)	*
Larry H. Cunningham, Director	40,844 (2)	*
J. David McIntosh, Director	26,670 (2)	*
Michael C. Nahl, Director	18,571 (2)	*
William F. Welsh II, Director	45,782 (2)	*
Richard W. Parod, Director, President and Chief Executive Officer	359,920 (2)	3.1
David B. Downing, Chief Financial Officer, Treasury, Secretary, Senior Vice President—Finance	7,054 (2)	*
Matthew T. Cahill, Vice President—Manufacturing	15,304 (2)	*
Dirk A. Lenie, Vice President of Marketing	25,304 (2)	*
Robert S. Snoozy, Vice President of Domestic Sales	94,108 (2)	*
All current executive officers and directors as a group (16 persons)	858,337 (2)	7.9
Other Stockholders
T. Rowe Price Associates, Inc. (3)	1,353,050 (10)	11.6
TCW Asset Management Co. (4)	932,674 (10)	8.0
NWQ Investment Management Company, LLC (5)	750,704 (10)	6.5
PowerShares Capital Management LLC (6)	653,454 (10)	5.6
Barclays Global Investors, N.A. (7)	644,549 (10)	5.5
Gary D. Parker (8)	646,972 (10)	5.6
Pictet Asset Management Limited (9)	642,400 (10)	5.5

_________________

* Represents less than 1% of the outstanding Common Stock of the Company.

(1) Each stockholder has sole voting and investment power over the shares he beneficially owns, and all such shares are owned directly by the individual or their spouse unless otherwise indicated.

(2) Includes 34,420, 44,546, 34,422, 25,310, 17,211, 34,422, 354,000, 6,750, 15,000, 25,000, 34,422 and 670,431 shares which may be acquired currently or within 60 days of December 5, 2006 pursuant to the exercise of options by Messrs. Buffett, Christodolou, Cunningham, McIntosh, Nahl, Welsh, Parod, Downing, Cahill, Lenie and Snoozy and the current executive officers and directors as a group, respectively.

(3) 100 E. Pratt Street, Baltimore, Maryland 21202.

(4) 865 South Figueroa Street, Los Angeles, California 90017.

(5) 2049 Century Park East, Los Angeles, California 90067.

(6) 855 W. Prairie Ave, Wheaton, IL 60187.

(7) 45 Fremont Street, San Francisco, California 94105.

(8) 6272 Country Club Drive, Columbus, Nebraska 68601. Mr. Parker is a former Chairman and Chief Executive Officer of the Company. Excludes 45,566 shares held by Joanne E. Parker, spouse, for which Mr. Parker disclaims beneficial ownership.

(9) 25 Old Broad St., London, EC2N 1HQ-United Kindom.

(10) Based on Schedules 13D, 13F and 13G reports filed with the Securities and Exchange Commission with respect to the Company’s Common Stock. Mr. Parker’s beneficial ownership is based on his Schedule 13G dated February 16, 2006. All other beneficial ownership information for the Other Stockholders is based on Schedules 13F dated as of September 30, 2006.

Section 16(a) Beneficial Ownership

Reporting Compliance

The rules of the Securities and Exchange Commission require the Company to disclose the identity of directors and executive officers and of beneficial owners of more than 10% of the Company’s Common Stock who did not file on a timely basis reports required by Section 16 of the Securities Exchange Act of 1934. Based solely on review of copies of those reports received by us, or written representations from reporting persons, the Company believes that all directors, executive officers and 10% beneficial owners complied with all filing requirements applicable to them during Fiscal 2006, except for late Form 4 Statements of Changes in Beneficial Ownership due April 12, 2006, filed April 13, 2006 for Randall S. Hester.

ELECTION OF DIRECTORS

The Board of Directors, upon recommendation made by the Corporate Governance and Nominating Committee, has nominated Howard G. Buffett, William F. Welsh II, and Michael C. Nahl to serve as directors for additional three-year terms. Messrs. Buffett, Welsh, and Nahl have each expressed an intention to serve, if elected, and the Board of Directors knows of no reason why either of them might be unavailable to continue to serve, if elected. If any of Messrs. Buffett, Welsh, or Nahl is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Corporate Governance and Nomination Committee may recommend to the Board of Directors. There are no arrangements or understandings between Messrs. Buffett, Welsh, or Nahl and any other person pursuant to which they were nominated to serve on the Board of Directors.

The election of a director requires the affirmative vote of a plurality of the shares present in person or represented by proxy at the meeting and entitled to vote. Consequently, votes withheld and broker nonvotes with respect to the election of the director will have no impact on the election of the director. Proxies submitted pursuant to this solicitation will be voted, unless specified otherwise, for the election of Messrs. Buffett, Welsh, and Nahl. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MESSRS. BUFFETT, WELSH, AND NAHL.

Board of Directors and Committees

The following table sets forth certain information regarding the directors of the Company. The Board of Directors has determined that each of Messrs. Christodolou (Chairman), McIntosh, Cunningham, Buffett, Welsh and Nahl are independent directors of the Company under the listing standards adopted by the New York Stock Exchange. All members of the Board of Directors have held the positions with the companies (or their predecessors) set forth under “Principal Occupation” for at least five years, unless otherwise indicated.

Name	Age	Principal Occupation	Director Since	Term To Expire
NOMINEES
Howard G. Buffett	52	President of BioImages and President of Buffett Farms (1)	1995	2007
William F. Welsh II	65	Retired Chairman of Election Systems & Software, Inc. (2)	2001	2007
Michael C. Nahl	64	Executive Vice President and Chief Financial Officer of Albany International Corp. (3)	2003	2007
DIRECTORS CONTINUING IN OFFICE
Michael N. Christodolou	45	Founder and Manager of Inwood Capital Management, LLC (4)	1999	2008
J. David McIntosh	63	Retired Executive Vice President of The Toro Company (5)	2002	2008
Larry H. Cunningham	62	Retired Senior Vice President, Corporate Affairs for Archer Daniels Midland Company (6)	2000	2009
Richard W. Parod	53	President and Chief Executive Officer of Lindsay Corporation (7)	2000	2009

_________________

(1) From 1996 to 2001, Mr. Buffett served as Chairman of the Board of Directors of The GSI Group. Mr. Buffett was Corporate Vice President, Assistant to the Chairman and director of Archer Daniels Midland Company from 1992 to 1995 and a County Commissioner of Douglas County, Nebraska from 1989 to 1992. Mr. Buffett is also a director of Berkshire Hathaway, Inc.

(2) From 1995 to 2002, Mr. Welsh was President and Chief Executive Officer of Election Systems & Software, Inc. From 2000 to 2003, Mr. Welsh served as Chairman of Election Systems & Software. Mr. Welsh is Chairman and a director of Ballantyne of Omaha, Inc as well as a member of its compensation committee.

(3) Mr. Nahl joined Albany International Corp. in 1981 as Group Vice President, Corporate, served as Senior Vice President and Chief Financial Officer from 1983 to 2005 and was appointed to his current position in 2005. Mr. Nahl is a director of GrafTech International Ltd. and serves on the Regional Advisory Board of JP Morgan Chase & Co.

(4) Mr. Christodolou founded Inwood Capital Management, LLC in May 2000. From 1993 to 1999, Mr. Christodolou was Director of Equity Investments of Barbnet Investment Co. (formerly known as Thomas M. Taylor & Co.), an investment consulting firm providing services to various entities associated with certain members of the Bass Family of Fort Worth, Texas. Mr. Christodolou joined Thomas M. Taylor & Co. in 1988 as an investment analyst.

(5) Mr. McIntosh served as Group Vice President of Professional and International Business Divisions of The Toro Company from 1996 until August 1998 when he was appointed Executive Vice President. Mr. McIntosh had been employed by The Toro Company for 26 years prior to retiring on January 31, 2002. Mr. McIntosh currently serves on the Board of Directors for Health Tech Solutions, Inc. and is Chairman of StylePointe, LLC.

(6) Prior to joining Archer Daniels Midland Company in 1993, Mr. Cunningham was employed by A.E. Staley Manufacturing Company from 1965 to 1990. Mr. Cunningham has served on the Board of Trustees for Millikin University and the James Millikin Trust.

(7) Prior to joining the Company in April of 2000, Mr. Parod was the Vice President and General Manager of Toro Irrigation, a division of The Toro Company, from 1997 to March 2000. From 1993 to 1997, he was an executive officer of James Hardie Irrigation, serving as President from 1994 to 1997.

Information regarding executive officers of the Company is found in the Company’s Annual Report which has been supplied with this Proxy Statement.

Corporate Governance

The Board of Directors operates pursuant to the provisions of the Company’s certificate of incorporation and bylaws as well as a set of Corporate Governance Principles which address a number of items, including the qualifications for serving as a director, the responsibilities of directors and board committees and the compensation of directors. The Company has adopted a Code of Ethical Conduct that applies to the Chief Executive Officer, Chief Financial Officer and Corporate Controller, as required by Section 406 of the Sarbanes Oxley Act of 2002. Additionally, the Board has revised its Code of Business Conduct and Ethics for all persons associated with the Company, including its directors, officers and employees, to comply with the listing standards adopted by the New York Stock Exchange. Both of these codes and the Company’s Corporate Governance Principles are available on the Company’s website at http://www.lindsay.com and are available in print to any stockholder who submits a request in writing to the Secretary of the Company.

The Board of Directors conducts its business through meetings and actions taken by written consent in lieu of meetings. During the fiscal year ended August 31, 2006, the Board of Directors held nine meetings. Each director attended at least 92% of the aggregate meetings of the Board of Directors and of the committees of the Board of Directors on which he served during fiscal 2006.

The Company’s non-management directors normally meet in executive session at each regularly scheduled Board meeting. The Chairman of the Board, currently Mr. Christodolou, an independent outside director, is the presiding director at each executive session of the Board of Directors.

The Board of Directors has established an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee.   The primary purpose of the Audit Committee is to assist the Board of Directors in the oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function. The Audit Committee is responsible for selecting, compensating and evaluating the Company’s independent auditor. Specific functions performed by the Audit Committee include reviewing periodically with independent auditors the performance of the services for which they are engaged, reviewing the scope of the annual audit and its results, reviewing the Company’s annual financial statements and quarterly financial statements with management and the independent auditor, reviewing the scope and results of the Company’s internal auditing function, and reviewing the adequacy of the Company’s internal accounting controls with management and auditors. The Audit Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsay.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

The Audit Committee is comprised of Directors Welsh (Chairman), Christodolou, McIntosh and Nahl, each of whom has been determined to be independent by the Board of Directors under the rules of the Securities and Exchange Commission and under the listing standards adopted by the New York Stock Exchange. In addition, the Board of Directors has determined that each of Messrs. Christodolou, Nahl and Welsh qualify as “audit committee financial experts” under the rules of the Securities and Exchange Commission. The Audit Committee held nine meetings during fiscal 2006.

Compensation Committee.   The Compensation Committee reviews and approves the Company’s compensation policies, benefit plans, employment agreements, salary levels, bonus payments, and awards pursuant to the Company’s management incentive plans for its officers. It also reviews compensation for directors and recommends changes to the Board. The Compensation Committee is specifically responsible for determining the compensation of the Company’s Chief Executive Officer and conducts an annual performance evaluation of the Chief Executive Officer. The Compensation Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsay.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

The Compensation Committee is comprised of Directors Cunningham (Chairman), Christodolou, McIntosh and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held five meetings during fiscal 2006.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is responsible for making recommendations to the Board of Directors of persons to serve as directors of the Company and as chairmen and members of committees of the Board of Directors and for reviewing and recommending changes in the general Corporate Governance Principles of the Company. It also oversees the annual evaluation by the Board of Directors to determine whether the Board and its committees are functioning effectively. The Corporate Governance and Nominating Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.lindsay.com and is available in print to any stockholder who submits a request in writing to the Secretary of the Company.

The Corporate Governance and Nominating Committee identifies nominees to serve as director of the Company primarily through suggestions made by directors, management and stockholders. The Corporate Governance and Nominating Committee will consider director nominees for next year’s annual meeting recommended by stockholders which are submitted in writing, complete with biographical and business experience information regarding the nominee, to the Secretary of the Company by August 30, 2007. Candidates for directors are evaluated based on their independence, character, judgment, diversity of experience, financial or business acumen, ability to represent and act on behalf of all stockholders, and the needs of the Board.

The Corporate Governance and Nominating Committee is comprised of Directors Christodolou (Chairman), Buffett, Cunningham and Welsh, each of whom has been determined to be independent by the Board of Directors under the listing standards adopted by the New York Stock Exchange. The Committee held one meeting during fiscal 2006.

Compensation of Directors

Directors who are not employees of the Company are paid $24,000 annually, plus $1,200 per day for attending meetings (including teleconference meetings of four hours or more) of the Board of Directors and $600 per day for other teleconference meetings of the Board of Directors or for attending any separate meetings of committees of the Board of Directors. In addition, if the Chairman is a non-employee director, he or she is paid $12,000 per year for serving in that capacity. The Chairman of the Audit Committee is paid $8,000 per year for serving as such Chairman. The Chairman of the Compensation Committee is paid $4,000 per year for serving as such Chairman. Directors are reimbursed for expenses they incur in attending meetings.

Prior to fiscal 2006, on September 3 of each year each continuing non-employee director was automatically awarded a nonqualified stock option to purchase 5,062 shares of Common Stock under the Company’s 2001 Amended and Restated Long-Term Incentive Plan (the “2001 Plan”). In all cases, the exercise price for options granted to non-employee directors under the 2001 Plan is equal to the closing price of the Common Stock on the date of the grant. Options granted to non-employee directors vest 20% per year over a five-year period under the 2001 Plan. Unvested options terminate upon any expiration, forfeiture or any failure to exercise such award as further described in the 2001 Plan.

Beginning in fiscal 2006, each non-employee director shall receive an annual grant of restricted stock units with an award value of $35,000 with the award being made on the date of the Annual Meeting. The number of restricted stock units to be awarded is based on the closing price of the Company’s Common Stock on the grant date, and the restricted stock units are payable in shares of Common Stock under the 2006 Long-Term Incentive Plan (“2006 Plan”). Accordingly on February 6, 2006 (fiscal 2006), each of Messrs. Buffett, Christodolou, Cunningham, McIntosh, Nahl and Welsh received an award of 1,360 restricted stock units. The restricted stock units vest on November 1 following the date of grant, or earlier upon a change in control of the Company or termination of service of a director due to death or total and permanent disability. Non-employee directors shall receive this annual award on each subsequent annual meeting date unless the Compensation Committee recommends and the Board of Directors approves a change in the amount or form of long-term incentive compensation for directors.

The Compensation Committee is reviewing the manner in which the Company compensates its nonemployee directors and has engaged an outside consulting firm to assist with this review. No modifications to director compensation have been recommended by the Compensation Committee as of the date of this Proxy Statement.

Compensation of Executive Officers

The following table sets forth information regarding the annual and long-term compensation awarded to, earned by, or paid by the Company and its subsidiaries to the Chief Executive Officer and the other four highest paid executive officers of the Company for services rendered during the three fiscal years ended August 31, 2006, 2005 and 2004.

Summary Compensation Table

					Long-Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation(1) ($)	Restricted Stock Award(s) (2) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts(3) ($)	All Other Compensation(4) ($)
Richard W. Parod President and Chief Executive Officer	2006	378,500	395,206	—	8,182	22,500	—	6,849
	2005	362,250	43,035	—	—	22,500	—	7,388
	2004	345,000	35,604	—	—	45,000	—	4,936

David B. Downing Senior Vice President-Finance, Secretary, Treasurer and Chief Financial Officer	2006	220,000	135,366	—	1,364	3,750	—	7,885
	2005	210,000	15,729	44,474	—	15,000	—	6,891
	2004	—	—	—	—	7,500	—	—

Matthew T. Cahill Vice President — Manufacturing	2006	161,200	80,929	59,526	1,364	3,750	—	5,863
	2005	155,000	11,393	—	—	3,750	—	6,455
	2004	147,500	24,057	—	—	7,500	—	8,072

Dirk A. Lenie Vice President — Marketing	2006	160,000	96,544	—	1,364	3,750	—	4,180
	2005	160,000	10,528	—	—	3,750	—	4,742
	2004	150,000	11,550	—	—	7,500	—	5,091

Robert S. Snoozy Vice President — Domestic Sales	2006	160,000	98,918	—	1,364	3,750	—	4,606
	2005	153,900	11,096	—	—	3,750	—	5,319
	2004	148,000	10,360	—	—	7,500	—	7,378

_________________

(1) The amount reported for Mr. Cahill for fiscal 2006 of $59,526 consists of moving expenses and associated employment taxes related to the nondeductible portion of moving expenses.

(2) These awards are restricted stock units granted in fiscal 2006 under the Company’s 2006 Long-Term Incentive Plan. These restricted stock units vest 33 1/3% per year over three years.

(3) The Company does not have a long-term incentive plan as defined in Item 402 of Regulation S-K under the Securities Exchange Act of 1934, as amended.

(4) These amounts for fiscal 2006 consist of defined contributions and matching contributions for calendar year 2006 to the Company’s defined contribution profit-sharing and 401(k) plan of $4,808, $7,060, $5,182, and $3,425, and $3,144 for Messrs. Parod, Downing, Cahill, Lenie, and Snoozy respectively, and of fiscal 2006 premiums for supplemental life of $1,670, $824, $310, $810, and $665 for Messrs. Parod, Downing, Cahill, Lenie, and Snoozy, respectively.

Option/SAR Grants in Last Fiscal Year

The following table sets forth certain information relating to options granted during fiscal 2006 to executive officers of the Company whose compensation is reported in the Summary Compensation Table. All options were issued under the Company’s 2001 Amended and Restated Long-Term Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Number of Securities Underlying Options/SARs Granted (#)(1)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)(2)
Richard W. Parod	22,500	50.0%	$19.33	November 8, 2015	$182,925
David B. Downing	3,750	8.33%	$19.33	November 8, 2015	$ 30,488
Matthew T. Cahill	3,750	8.33%	$19.33	November 8, 2015	$ 30,488
Dirk A. Lenie	3,750	8.33%	$19.33	November 8, 2015	$ 30,488
Robert S. Snoozy	3,750	8.33%	$19.33	November 8, 2015	$ 30,488

_________________

(1) The exercise price of all options granted during fiscal 2006 is equal to the fair market value of the Company’s Common Stock on the date of grant. Each option vest 20% per year over five years and expires ten years from the date of grant. No stock appreciation rights (SARs) were granted during fiscal 2006.

(2) The estimated grant date present value reflected in the above table is determined pursuant to SEC regulations using the Black-Scholes model, which is the method of option valuation used for the Company’s financial reporting purposes. Other valid methods of estimating the fair values of stock options may yield significantly different results. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the following (a) exercise price of the options equal to the fair market value of the underlying stock on the date of grant; (b) expected option life of seven years, based on vesting schedules; (c) dividend yield of 0.76%; (d) risk-free interest rate of 4.52%; and (e) expected volatility of 35.13%. The stock options granted in fiscal 2006 vest 20% per year over a 5 year period.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

The following table sets forth certain information concerning options exercised during fiscal 2006, the number of unexercised options and the value of unexercised options at the end of fiscal 2006 for the executive officers of the Company whose compensation is reported in the Summary Compensation Table.

(a)	(b)	(c)	(d)	(e)
Name	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year End($)(1) Exercisable/ Unexercisable
Richard W. Parod	—	—	349,500 / 135,500	$4,613,535 / $1,209,165
David B. Downing	—	—	6,000 / 20,250	$24,150 / $102,413
Matthew T. Cahill	—	—	34,250 / 15,750	$267,443 / $86,558
Dirk A. Lenie	—	—	34,250 / 15,750	$267,443 / $86,558
Robert S. Snoozy	—	—	36,750 / 15,749	$243,899 / $86,530

_________________

(1) Based on the difference between the closing sale price of the Common Stock on August 31, 2006 and the related option exercise price.

Employment Agreement

The Company entered into an employment agreement with Richard Parod, its President and Chief Executive Officer, effective April 5, 2000, as amended on May 2, 2003 and December 22, 2004 (the ”Agreement”). The term of the Agreement runs through April 5, 2007. Under the Agreement, Mr. Parod receives a base salary, subject to annual review and adjustment by the Compensation Committee of the Board of Directors, and is entitled to an annual incentive bonus with a target of 60% of his annual salary and an actual payout of 0% to 120% of his annual salary based on individual and/or Company performance.

Under the terms of his employment agreement, Mr. Parod was granted a total of 350,000 non-qualified stock options in April 2000. The exercise price of these options is $14.00 per share, which was equal to the fair market value of the Company’s Common Stock on the date of grant. Options for 300,000 shares granted to Mr. Parod are currently exercisable, and the remaining 50,000 options will become exercisable on April 5, 2009. All of Mr. Parod’s options will vest immediately in the event of (a) a dissolution or liquidation of the Company, (b) a sale of substantially all the assets of the Company, (c) a merger or other combination involving the Company after which the owners of the Company immediately prior to such merger or combination own less than 50% of the outstanding shares of the Company, or (d) the acquisition of more than 50% of the Company’s Common Stock by any person through a tender offer or otherwise. The options granted to Mr. Parod expire on April 5, 2010.

Report of the Compensation Committee
on Executive Compensation

The report is not deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The Compensation Committee of the Board of Directors is comprised of Larry H. Cunningham (as Chairman), Michael N. Christodolou, J. David McIntosh and William F. Welsh II, each of whom is an independent director of the Company under the rules adopted by the New York Stock Exchange. The Compensation Committee is responsible for setting policies with respect to compensation of the Company’s executive officers. It periodically retains an independent outside compensation consulting firm, Mercer Human Resource Consulting, to assist and advise it on particular matters.

Executive Officer Compensation.   The Compensation Committee endeavors to implement an executive compensation program that is effective in attracting, retaining and motivating the executive officers upon whom the Company relies to develop and implement its business strategy. The overall goal of the Company’s compensation program is to maximize stockholder value. Accordingly, an important component of our compensation philosophy is to closely align the financial interests of the Company’s executive officers with those of the stockholders.

During fiscal 2006, the Company utilized a compensation package that provided its executive officers with a base salary, benefits and opportunities to receive performance bonuses as well as grants of stock options and restricted stock units under our existing incentive plans. Base salaries were established based on the executive officers’ prior salary and our view of the base salary levels and increases for executive officers with comparable positions and responsibilities in similar companies. The remaining portion of each executive officer’s fiscal 2006 compensation was directly related to the success of the Company. This was accomplished in two ways.

First, for fiscal 2006, the Company continued to use a management incentive plan (the ”Incentive Plan”) that directly correlates employee bonuses to the achievement of both corporate and individual performance objectives. The Compensation Committee originally engaged the predecessor of Mercer Human Resource Consulting to assist it in the development of the Incentive Plan. The Compensation Committee is responsible for approving objectives and otherwise administering the implementation of the Incentive Plan with respect to the executive officers. Under the Incentive Plan, a target bonus of 60% of base salary was established for the Chief Executive Officer, and a target bonus of 35% of base salary was established for the other Named Executive Officers. Achievement of corporate objectives relating to specific financial measures account for 80% of the total potential bonus paid to Named Executive Officers under the Incentive Plan. Individual performance objectives, tailored to each officer’s area of responsibility, account for the remaining 20% of the total potential bonus for Named Executive Officers under the Incentive Plan. Measurable performance objectives were established for each Named Executive Officer. Minimum “threshold” objectives levels must be achieved under the corporate and the individual component in order for any bonus to be earned under that component. Conversely, up to 200% of the target bonus amount may be paid if target objectives are significantly exceeded. The corporate objectives for fiscal 2006 included corporate operating income and average working capital to sales (COI and WC) goals for all executive officers and, in addition, individual market financial performance (MFP) goals for certain executive officers. During fiscal 2006, the target COI and WC objective levels were substantially exceeded, and 194% of the target bonus was earned under this financial measure by each executive officer. Certain executive officers earned bonuses under their MFP objective ranging between 132% and 196% of their target bonus amount for this component. Bonuses were paid to executive officers under the individual component ranging between 86% and 103% of the target bonus amount for this component.

Second, believing that significant ownership of Company stock serves to align management’s interest with that of the Company’s stockholders, executive officers who, in our opinion, have contributed and will contribute to the growth, development and financial success of the Company were awarded stock options and restricted stock units under the 2006 Plan. In order to motivate our executives to increase stockholder value, the exercise price of all stock options granted in fiscal 2006 was equal to market value of our Common Stock on the respective grant dates. Accordingly, these options will only have value to our executive officers if our stockholders also benefit from increasing share prices. In addition, in order to promote the retention of executives, executive officers received grants of restricted stock units as a portion of their long term incentive compensation. Each restricted stock unit represents the right to receive one share of our Common Stock. In order to motivate the Company’s executives to make a long-term commitment to the Company, stock options may not be exercised until they vest, and restricted stock units will not be distributed until they vest. All stock options granted in fiscal 2006 vest ratably over a five-year period, and all restricted stock units granted to executives in fiscal 2006 vest ratably over a three-year period. Until vested, these options and restricted stock units are subject to forfeiture provisions if an executive officer leaves the Company.

Discussion of 2006 Compensation for the Chief Executive Officer.   As described above, the Compensation Committee is responsible for establishing total compensation for all executive officers, including Richard Parod, the Company’s Chief Executive Officer. After considering various factors, including Mr. Parod’s performance as Chief Executive Officer during fiscal 2006 and new survey data presented by Mercer Human Resource Consulting regarding the salary levels for chief executive officers of manufacturing and general industry companies of comparable size, the Compensation Committee determined to increase Mr. Parod’s base salary by approximately 10% to $417,000, effective as of the beginning of fiscal 2007. During fiscal 2006, Mr. Parod participated in the Incentive Plan. He earned a bonus of $352,506 under the corporate component for fiscal 2006. He achieved most of his target objectives under the individual component of the Incentive Plan and earned a bonus of 94% of the target bonus amount for this component, which resulted in a bonus for fiscal 2006 of $42,700, for a total bonus of $395,206,which was equal to approximately 104% of his base salary. Mr. Parod received a stock option award for 22,500 shares and restricted stock units for 8,182 shares of Company common stock during fiscal 2006. The Compensation Committee determined that these grants represented approximately a median market level award, based on survey data previously provided one year ago by Mercer Human Resource Consulting for long-term incentive awards to chief executive officers of similarly-sized durable manufacturing companies.

Compliance With Section 162(m) of the Internal Revenue Code.   The current tax law imposes an annual, individual limit of $1 million on the deductibility of the Company’s compensation payments to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer. Specified compensation is excluded for this purpose, including performance-based compensation, provided that certain conditions are satisfied. The Committee has determined to preserve, to the maximum extent practicable, the deductibility of all compensation payments to the Company’s executive officers.

Compensation Committee Interlocks and Insider Participation.   During fiscal 2006 there were no compensation committee interlocks and no insider participation in compensation decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934.

Larry H. Cunningham, Chairman

Michael N. Christodolou

J. David McIntosh

William F. Welsh II

Report of the Audit Committee

The following report of the audit committee of LindsayCorporation. (the ”Company”) shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall this report be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee is comprised of William F. Welsh II (as Chairman), Michael N. Christodolou, J. David McIntosh and Michael C. Nahl, each of whom is an independent director of the Company under the rules adopted by Securities and Exchange Commission and the New York Stock Exchange.

The Company’s management is responsible for the preparation of the Company’s financial statements and for maintaining an adequate system of internal controls and processes for that purpose. KPMG LLP (“KPMG”) acts as the Company’s independent auditors and they are responsible for conducting an independent audit of the Company’s annual financial statements in accordance with generally accepted auditing standards and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of both of these processes.

The Audit Committee has reviewed and discussed the audited financial statements for the year ended August 31, 2006 with management of the Company and with representatives of KPMG. Our discussions with KPMG also included the matters required by Statement on Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee reviewed the independence of KPMG. We have discussed KPMG’s independence with them and have received written disclosures and a letter from KPMG regarding their independence as required by Independence Standards Board Standards No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T.

Based on the reviews and discussions described above, the Audit Committee has recommended to the full board of directors that the audited financial statements of the Company for the year ended August 31, 2006 be included in the Company’s annual report on Form 10-K to be filed with the Securities and Exchange Commission.

William F. Welsh II, Chairman

Michael N. Christodolou

J. David McIntosh

Michael C. Nahl

STOCK PERFORMANCE GRAPH

This stock performance graph is not deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the “1934 Act”), and this stock performance graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the 1934 Act.

The following stock performance graph is a comparison of the Cumulative Total Return on the Company’s Common Stock over the five-year period ending August 31, 2006, with the Cumulative Total Return on the S&P Smallcap 600 Index and the S&P Construction, Farm Machinery and Heavy Truck Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG LINDSAY CORPORATION, THE S & P SMALLCAP 600 INDEX

AND THE S & P SMALLCAP 600 CONSTRUCTION, FARM MACHINERY AND HEAVY TRUCK INDEX

$100 invested on 8/31/01 in stock or index-including reinvestment of dividends.

Fiscal year ending August 31.

Copyright © 2006, Standard & Poor's, a division of The McGraw-Hill Companies, Inc. All rights reserved.

www.researchdatagroup.com/S&P.htm

Source: Standard & Poor’s	Base year = 100: 8/31/01

Company Name	Aug-01	Aug-02	Aug-03	Aug-04	Aug-05	Aug-06
LINDSAY CORPORATION	100.00	115.87	118.58	135.09	138.31	157.52
S&P SMALLCAP 600 INDEX	100.00	90.47	111.00	127.50	161.28	172.77
S&P CONSTRUCTION, FARM MACHINERY AND HEAVY TRUCK INDEX	100.00	115.42	172.08	233.88	307.73	338.30

Equity Compensation Plan Information

The following equity compensation plan information summarizes plans and securities approved and not approved by security holders as of August 31, 2006:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders (1)	813,919	$22.26	742,931
Equity compensation plans not approved by security holders (2)	350,000	$14.00	—
Total	1,163,919	$19.77	742,931

_________________

(1) Plans approved by stockholders include the Company’s Amended and Restated 1991 Long-Term Incentive Plan, Amended and Restated 2001 Long-Term Incentive Plan and the Company’s 2006 Long-Term Incentive Plan (the “2006 Plan”).

(2) Consists of options issued to Richard W. Parod pursuant to his employment agreement, which was not approved by stockholders.

(3) Any future issuances of equity-based compensation will only be made under the 2006 Plan. The 2006 Plan allows for the issuance of up to 750,000 shares. Restricted stock units granted under the 2006 Plan reduce the number of shares available for awards using a 2 for 1 reduction ratio.

Stock Repurchases

From time to time, the Company’s Board of Directors has authorized management to repurchase shares of the Company’s common stock. Under this share repurchase plan, management has existing authorization to repurchase up to 881,139 shares. Since 1989, the Company has repurchased 6,048,448 shares. In the future, the Company may repurchase shares to be used for awards under the 2006 Plan, but any shares which are repurchased will not increase the number of shares which are available for awards under the 2006 Plan.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

KPMG LLP, the Company’s independent auditor since 2001, has been appointed by the Audit Committee as the independent auditor for the Company and its subsidiaries for the fiscal year ending August 31, 2007. This appointment is being presented to the stockholders for ratification. The ratification of the appointment of the independent auditor requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Abstentions will have the same effect as a vote against ratification. Broker nonvotes will not be considered shares entitled to vote with respect to ratification of the appointment and will not be counted as votes for or against the ratification.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING AUGUST 31, 2007.

Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be provided an opportunity to make a statement and to respond to appropriate inquiries from stockholders.

Accounting Fees and Services

The following table sets forth the aggregate fees for professional services rendered by KPMG for each of the last two fiscal years:

Category of Fee	Fiscal 2006	Fiscal 2005
Audit Fees (1)	$ 739,000	$615,000
Audit-Related Fees (2)	$ 14,000	$ 17,000
Tax Fees (3)	$ 34,000	$ 94,000
All Other Fees(4)	$189,000	$ 0

_________________

(1) Audit fees consist of the audit of the Company’s 2006 and 2005 annual financial statements and review of the Company’s quarterly financial statements during 2006 and 2005.

(2) Audit-related fees were for audits of the Company’s employee benefit plans.

(3) Tax fees were for tax compliance.

(4) All other fees were for financial due diligence of acquisition targets.

As provided in the Audit Committee Charter, the Audit Committee in fiscal 2006 implemented pre-approval policies and procedures consistent with the rules adopted by the Securities and Exchange Commission. The Audit Committee has determined that the services listed above do not adversely affect KPMG’s independence in providing audit services.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholder proposals submitted for presentation at the Annual Meeting must be received by the Secretary of the Company at its home office no later than January 8, 2007. Such proposals must set forth (i) a brief description of the business desired to be brought before the annual meeting and the reason for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company’s Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by January 8, 2007. Only stockholders of record as of December 5, 2006 are entitled to bring business before the Annual Meeting or make nominations for directors.

In order to be included in the Company’s proxy statement and form of proxy relating to its next annual meeting, stockholder proposals must be submitted by August 30, 2007 to the Secretary of the Company at its principal executive offices. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

Management does not intend to bring before the Annual Meeting any matters other than those disclosed in the Notice of Annual Meeting of Stockholders, and it does not know of any business which persons, other than the management, intend to present at the meeting. The enclosed proxy for the Annual Meeting confers discretionary authority on the Board of Directors to vote on any matter properly presented for consideration at the Annual Meeting if the Company did not receive written notice of the matter on or before November 12, 2006.

The Company will bear the cost of soliciting proxies. To the extent necessary, proxies may be solicited by directors, officers and employees of the Company in person, by telephone or through other forms of communication, but such persons will not receive any additional compensation for such solicitation. The Company will reimburse brokerage firms, banks and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s shares. In addition to solicitation by mail, the Company will supply banks, brokers, dealers and other custodians, nominees and fiduciaries with proxy materials to enable them to send a copy of such materials by mail to each beneficial owner of shares of the Company’s Common Stock which they hold of record and will, upon request, reimburse them for their reasonable expenses in so doing.

Stockholders and other interested parties may communicate with the Chairman of the Board of Directors, the Chairman of the Audit, Compensation or Corporate Governance and Nominating Committee, or any individual Director by sending a letter to the attention of the appropriate person (which may be marked as confidential) addressed to the Secretary of the Company. All communications received by the Secretary will be forwarded to the appropriate Board member. In addition, it is the policy of the Board of Directors that the Company’s Directors shall attend, and will generally be available to discuss stockholder concerns at, the Annual Meeting of Stockholders, whenever possible. All Board members attended last year’s annual meeting.

The Company’s Annual Report, including the Form 10-K and financial statements filed by the Company with the Securities and Exchange Commission, is being mailed, together with this Proxy Statement, to all stockholders entitled to vote at the Annual Meeting. The Company has incorporated portions of its Annual Report into this Proxy Statement as indicated herein. However, the Annual Report is not to be considered part of this proxy solicitation material.

By Order of the Board of Directors /s/ DAVID B. DOWNING
David B. Downing, Secretary

Omaha, Nebraska December 22, 2006

LINDSAY CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Monday, January 29, 2007
8:30 a.m. CST

Corporate Headquarters
2707 North 108th Street, Suite 102
Omaha, NE

Lindsay Corporation 2707 North 108th Street, Suite 102 Omaha, NE	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF LINDSAY CORPORATION FOR USE ONLY AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JANUARY 29, 2007 AND AT ANY ADJOURNMENT THEREOF.

The undersigned hereby authorizes the Board of Directors of Lindsay Corporation. (the “Company”), or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate office, 2707 North 108th Street, Suite 102, Omaha, Nebraska, on Monday, January 29, 2007, at 8:30 a.m., Central Standard Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, in accordance with the instructions below and on the reverse hereof.

This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of the Company. Should the undersigned be present and want to vote in person at the Annual Meeting or at any adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of the Company on a form provided at the meeting. The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for January 29, 2007, the Proxy Statement for the Annual Meeting and the Company’s 2006 Annual Report to Stockholders prior to the signing of this proxy.

(continued and to be signed on the reverse hereof)

\/    Please detach here    \/

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.	Election of directors for terms to expire in 2010:	01 Howard G. Buffett 02 William F. Welsh II 03 Nichael C. Nahl	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	AUDITOR. Ratification of the appointment of KPMG LLP as the independent auditor for the fiscal year ending August 31, 2007.	☐	For	☐	Against	☐	Abstain

3.	To vote, in its discretion, upon any other business that may properly come before the Annual Meeting or any adjournment thereof which management did not have written notice of on November 12, 2006.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG AS THE INDEPENDENT AUDITOR.

Address Change?   Mark Box   ☐ Indicate changes below:

Date ____________________________________

Signature(s) in Box
Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.